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NEWS                                                                    FIRSTFED
                                             P.O. BOX 1509 FALL RIVER, MA  02722
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                                                                   MEDIA RELEASE
                                                           FOR IMMEDIATE RELEASE
CONTACT:
Philip G. Campbell, VP-Investor Relations
(508) 679-8181, ext. 1361
Edward A. Hjerpe III, EVP/COO and CFO
(508) 679-8181, ext. 1505

         FIRSTFED AMERICA BANCORP, INC. ANNOUNCES ANNUAL MEETING DATE


Swansea, Massachusetts, February 3, 2000 -- FIRSTFED AMERICA BANCORP, INC. (AMEX: FAB) announced today that its Annual Meeting of Shareholders will be held on July 27, 2000. The record date for shareholders entitled to vote at the Annual Meeting is June 14, 2000. The Company intends to distribute its proxy solicitation materials on approximately June 23, 2000. Shareholder proposals for the Annual Meeting must be properly received by the Company by no later than February 15, 2000.

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